Exhibit 3.2

REPUBLIC PROPERTY TRUST

FORM OF FIRST AMENDED AND RESTATED BYLAWS

Republic Property Trust, a Maryland real estate investment trust (the “Trust”), hereby amends and restates the Bylaws of the Trust, adopted as of                                   , 2005, as follows:

ARTICLE I

OFFICES

Section 1.  PRINCIPAL OFFICE.  The principal office of the Trust shall be located at such place or places as the board of trustees of the Trust (the “Board of Trustees” or “Board”) may designate.

Section 2.  ADDITIONAL OFFICES.  The Trust may have additional offices at such places as the Board of Trustees may from time to time determine or the business of the Trust may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1.  PLACE.  All meetings of shareholders shall be held at the principal office of the Trust or at such other place within the United States as shall be set by the Board of Trustees and stated in the notice of the meeting.

Section 2.  ANNUAL MEETING.  An annual meeting of the shareholders for the election of trustees (the “Trustees”) and the transaction of any business within the powers of the Trust shall be held at a convenient location and on proper notice, on a date and at the time set by the Board of Trustees, beginning with the year 2006.  Failure to hold an annual meeting does not invalidate the Trust’s existence or affect any otherwise valid acts of the Trust.

Section 3.  SPECIAL MEETINGS.  The chairman of the Board, the vice chairman of the Board, if there be one, the chief executive officer, the president or a majority of the Trustees may call special meetings of the shareholders.  Special meetings of the shareholders shall be called by the chairman of the Board, the vice chairman of the Board, if there be one, or chief executive officer upon the written request of shareholders entitled to cast at least a majority of all votes entitled to be cast at any such meeting.  Such request shall state the purpose or purposes of the meeting and the matters proposed to be acted on thereat.  Upon receipt of such request, the Trust shall inform such shareholders of the reasonably estimated cost of preparing and mailing a notice of the meeting and, upon payment of such costs to the Trust, the Trust shall mail the notice to each shareholder entitled to notice of such meeting. The Board of Trustees shall have the sole power to fix the record date for determining shareholders entitled to request a special meeting of shareholders and the date, time and place of the special meeting.

Section 4.  NOTICE.  Not less than ten nor more than 90 days before each meeting of shareholders, the secretary shall give to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail, by presenting it to such shareholder personally, by leaving it at such shareholder’s residence or usual place of business or by any other means permitted under Maryland law, including by transmitting it to such shareholder by electronic mail to any electronic mail address of such shareholder or by any other electronic means.  If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his or her post office address as it appears on the records of the Trust, with postage thereon prepaid.

Section 5. SCOPE OF NOTICE.  Any business of the Trust may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice.  No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice.

Section 6. ORGANIZATION AND CONDUCT. At every meeting of the shareholders, the chairman of the Board, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the chairman of the Board, one of the following officers present shall conduct the meeting in the order stated: the vice chairman of the Board, if there be one, the chief executive officer, if there be one, the president, the chief operating officer, if there be one, the vice presidents in their order of rank and seniority, or a chairman chosen by the shareholders entitled to cast a majority of the votes which all shareholders present in person or by proxy are entitled to cast, shall act as chairman, and the secretary, or, in his or her absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the chairman shall act as secretary.

The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to shareholders of record of the Trust, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to shareholders of record of the Trust entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; (f) removing any shareholder or any other person who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (g) determining when the polls should be open and closed; and (h) recessing or adjourning the meeting to a later date and time and place announced at the meeting.  Unless otherwise determined by the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 7.  QUORUM.  At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the Declaration of Trust of the Trust, as amended, restated or supplemented from time to time (the “Declaration of Trust”) for the vote necessary for the adoption of any measure.  If, however, such quorum shall not be present at any meeting of the shareholders, the shareholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without a new record date and without notice other than announcement at the meeting.  At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 8. VOTING.  A plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a Trustee.  Each share may be voted for as many individuals as there are Trustees to be elected and for whose election the share is entitled to be voted.  A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless a higher vote is required herein or by statute or by the Declaration of Trust.  Unless otherwise provided in the Declaration of Trust, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

Section 9.  PROXIES.  A shareholder may cast the votes entitled to be cast by the shares owned of record by him or her either in person or by proxy executed in writing by the shareholder or by his or her duly authorized agent in any manner permitted by law.  Such proxy shall be filed with the secretary of the Trust before or at the time of the meeting.  No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 10.  VOTING OF SHARES BY CERTAIN HOLDERS.  Shares of the Trust registered in the name of a corporation, partnership, limited liability company, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner, manager or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless (1) some other person has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing board of such corporation or other entity, or pursuant to an agreement of the partners of the partnership or of the members of the limited liability company, and (2) such person presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares.  Any trustee or other fiduciary may vote shares registered in his or her name as such fiduciary, either in person or by proxy.

Shares of the Trust directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Trustees may adopt by resolution a procedure by which a shareholder may certify in writing to the Trust that any shares registered in the name of the shareholder are held for the account of a specified person other than the shareholder.  The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the share transfer books, the time after the record date or closing of the share transfer books within which the certification must be received by the Trust; and any other provisions with respect to the procedure which the Board of Trustees considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified shares in place of the shareholder who makes the certification.

Section 11.  INSPECTORS.  At any meeting of shareholders, the chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting.  Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.  In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Trustees in advance of the meeting or at the meeting by the chairman of the meeting.

Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting.  If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 12.    ADVANCE NOTICE OF SHAREHOLDER NOMINEES FOR TRUSTEE AND OTHER PROPOSALS BY SHAREHOLDERS.

(a) Annual Meetings of Shareholders.

(1) Nominations of persons for election to the Board of Trustees and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (i) pursuant to the Trust’s notice of meeting, (ii) by or at the direction of the Board of Trustees or (iii) by any shareholder of the Trust who was a shareholder of record both at the time of giving of notice provided for in this Section 12(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 12(a).

(2)  For nominations for election to the Board of Trustees or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a)(1) of this Section 12, the shareholder must have given timely notice thereof in writing to the secretary of the Trust and such other business must otherwise be a proper matter for action by shareholders. To be timely, a shareholder’s notice must be delivered to the secretary at the principal executive office of the Trust by not later than the close of business on the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting nor earlier than the close of business on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the mailing of the notice for the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which public announcement of the date of mailing of the notice for such meeting is first made by the Trust. In no event shall the public announcement of a postponement of an annual meeting to a later date or time commence a new time period for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a trustee (A) the name, age, business address and residence address of such person, (B) the class and number of shares of beneficial interest of the Trust that are beneficially owned or owned of record by such person and (C) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of Trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a description in reasonable detail of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder (including any anticipated benefit to the shareholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such shareholder, as they appear on the Trust’s share ledger and current name and address, if different, of such beneficial owner, and (y) the class and number of shares of each class of beneficial interest of the Trust which are owned beneficially and of record by such shareholder and owned beneficially by such beneficial owner.

(3)  Notwithstanding anything in this subsection (a) of this Section 12 to the contrary, in the event that the number of Trustees to be elected to the Board of Trustees is increased and there is no public announcement by the Trust of such action or specifying the size of the increased Board of Trustees at least 100 days prior to the first anniversary of the date of mailing of the notice of the preceding year’s annual meeting, a shareholder’s notice required by this Section 12(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the secretary at the principal executive offices of the Trust not later than the close of business on the 10th day immediately following the day on which such public announcement is first made by the Trust.

(b)  Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust’s notice of meeting. Nominations of persons for election to the Board of Trustees may be made at a special meeting of shareholders at which Trustees are to be elected only (i) pursuant to the Trust’s notice of meeting, (ii) by or at the direction of the Board of Trustees or (iii) provided that the Board of Trustees has determined that Trustees shall be elected at such special meeting, by any shareholder of the Trust who is a shareholder of record both at the time of giving of notice provided for in this Section 12(b) and at the time of the special meeting, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 12(b). In the event the Trust calls a special meeting of shareholders for the purpose of electing one or more Trustees to the Board of Trustees, any such shareholder may nominate a person or persons (as the case may be) for election as a Trustee as specified in the Trust’s notice of meeting, if the shareholder’s notice containing the information required by paragraph (a)(2) of this Section 12 shall be delivered to the secretary at the principal executive offices of the Trust not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and the nominees proposed by the Board of Trustees to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a shareholder’s notice as described above.

(c)  General.

(1)  Upon written request by the secretary or the Board of Trustees or any committee thereof, any shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of shareholders shall provide, within five business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory to the secretary or the Board of Trustees or any committee thereof, in his, her or its sole discretion, of the accuracy of any information submitted by the shareholder pursuant to this Section 12. If a shareholder fails to provide such written verification within such period, the secretary or the Board of Trustees or any committee thereof may treat the information as to which written verification was requested as not having been provided in accordance with the procedures set forth in this Section 12.

(2)  Only such persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible to serve as Trustees, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12. The chairman of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 12 and, if any proposed nomination or other business is not in compliance with this Section 12, to declare that such defective nomination or proposal be disregarded.

(3)  For purposes of this Section 12, (a) the “date of mailing of the notice” shall mean the date of the proxy statement for the solicitation of proxies for election of Trustees and (b) “public announcement” shall mean disclosure (i) in a press release either transmitted to the principal securities exchange on which the Trust’s common shares are traded or reported by a recognized news service or (ii) in a document publicly filed by the Trust with the United States Securities and Exchange Commission.

(4)  Notwithstanding the foregoing provisions of this Section 12, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12. Nothing in this Section 12 shall be deemed to affect any right of a shareholder to request inclusion of a proposal in, nor the right of the Trust to omit a proposal from, the Trust’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

Section 13.  INFORMAL ACTION BY SHAREHOLDERS.  Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by each shareholder entitled to vote on the matter and any other shareholder entitled to notice of a meeting of shareholders (but not to vote thereat) has waived in writing any right to dissent from such action, and such consent and waiver are filed with the minutes of proceedings of the shareholders.

Section 14.  VOTING BY BALLOT.  Voting on any question or in any election may be by voice unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

Section 15.  CONTROL SHARE ACQUISITION ACT. Notwithstanding any other provision of the Declaration of Trust of the Trust or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law (or any successor statute) shall not apply to any acquisition by any person of shares of beneficial interest of the Trust.  This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

ARTICLE III

TRUSTEES

Section 1.  GENERAL POWERS; QUALIFICATIONS; TRUSTEES HOLDING OVER.  The business and affairs of the Trust shall be managed under the direction of its Board of Trustees. A Trustee shall be an individual at least 21 years of age who is not under legal disability. In case of failure to elect Trustees at an annual meeting of the shareholders, the Trustees holding over shall continue to direct the management of the business and affairs of the Trust until their successors are elected and qualify.

Section 2.  NUMBER AND INDEPENDENCE.  At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Trustees may establish, increase or decrease the number of Trustees, subject to any limitations in the Declaration of Trust.  At least a majority of the Board of Trustees shall be trustees whom the Board has determined are “independent” under the standards established by the Board of Trustees and in accordance with the then applicable requirements of The New York Stock Exchange.  All nominations must be submitted through and approved by the Nominating and Corporate Governance Committee and follow the nominating process established by that committee for the nomination of trustees and must satisfy the standards for membership on the Board of Trustees approved by the Board of Trustees or that committee from time to time.  The second and third sentences of this Article III, Section 2 shall be effective from and after the commencement of trading of securities of the Trust on The New York Stock Exchange, and not prior thereto.

Section 3.  ANNUAL AND REGULAR MEETINGS.  An annual meeting of the Board of Trustees shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than this Bylaw being necessary.  The Board of Trustees may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Trustees without other notice than such resolution.

Section 4.  SPECIAL MEETINGS.  Special meetings of the Board of Trustees may be called by or at the request of the chairman of the Board, the vice chairman of the Board, if there be one, the chief executive officer or the president or by a majority of the Trustees then in office.  The person or persons authorized to call special meetings of the Board of Trustees may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Trustees called by them.

Section 5.  NOTICE.  Notice of any special meeting shall be given by written notice delivered personally, telegraphed, electronically mailed, facsimile-transmitted, mailed or couriered to each Trustee at his or her business or residence address or by any other means permitted under Maryland law.  Personally delivered or telegraphed notices shall be given at least two days prior to the meeting.  Notice by mail shall be given at least five days prior to the meeting.  Telephone, electronic mail or facsimile-transmission notice shall be given at least 24 hours prior to the meeting.  If mailed, such notice shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. If given by telegram, such notice shall be deemed to be given when the telegram is delivered to the telegraph company.  Telephone notice shall be deemed given when the Trustee is personally given such notice in a telephone call to which he or she is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Trust by the Trustee.  Facsimile-transmission notice shall be deemed given upon completion of the transmission of the message to the number given to the Trust by the Trustee and receipt of a completed answer-back indicating receipt.  Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed.  Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Trustees need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 6.  QUORUM.  A majority of the Board of Trustees shall constitute a quorum for transaction of business at any meeting of the Board of Trustees, provided that, if less than a majority of such Trustees are present at said meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the Declaration of Trust or these Bylaws, the vote of a majority of a particular group of Trustees is required for action, a quorum must also include a majority of such group.

The Trustees present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Trustees to leave less than a quorum.

Section 7.  VOTING.  The action of the majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable statute.

Section 8.  TELEPHONE MEETINGS.  Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 9.  INFORMAL ACTION BY TRUSTEES.  Any action required or permitted to be taken at any meeting of the Board of Trustees may be taken without a meeting, if a consent in writing to such action is signed by each Trustee and such written consent is filed with the minutes of proceedings of the Board of Trustees.

Section 10.  ORGANIZATION.  At each meeting of the Board of Trustees, the chairman of the Board of Trustees or, in the absence of the chairman, the vice chairman, if any, of the Board of Trustees, if any, shall act as chairman.  In the absence of both the chairman and vice chairman of the Board of Trustees, the chief executive officer or in the absence of the chief executive officer, the president or in the absence of the president, a director chosen by a majority of the Trustees present, shall act as chairman.  The secretary or, in his or her absence, an assistant secretary of the Trust, or in the absence of the secretary and all assistant secretaries, a person appointed by the chairman, shall act as secretary of the meeting.

Section 11.  VACANCIES.  If for any reason any or all the Trustees cease to be Trustees, such event shall not terminate the Trust, or affect these Bylaws or the powers of the remaining Trustees hereunder (even if fewer than a quorum of Trustees remain).  Any vacancy (including a vacancy created by an increase in the number of Trustees) shall be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the Trustees, even if the remaining Trustees do not constitute a quorum.  Any individual so elected as Trustee shall hold office for the unexpired term of the Trustee he or she is replacing and until a successor is elected and qualifies.

Section 12.  COMPENSATION.  Trustees shall not receive any stated salary for their services as Trustees but, by resolution of the Board of Trustees or a duly authorized committee thereof, may receive compensation per year and/or per meeting and for any service or activity they performed or engaged in as Trustees.  Trustees may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Trustees or of any committee thereof, and for their expenses, if any, in connection with any service or activity performed or engaged in as Trustees; but nothing herein contained shall be construed to preclude any Trustees from serving the Trust in any other capacity and receiving compensation therefor.

Section 13.  REMOVAL OF TRUSTEES.  The shareholders may remove any Trustee in the manner provided in the Declaration of Trust.

Section 14.  RELIANCE.  Each Trustee, officer, employee and agent of the Trust shall, in the performance of his or her duties with respect to the Trust, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel or upon reports made to the Trust by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Trustees or officers of the Trust, regardless of whether such counsel or expert may also be a Trustee.

Section 15.  INTERESTED TRUSTEE TRANSACTIONS.  Section 2-419 of the Maryland General Corporation Law (the “MGCL”) shall be available for and apply to any contract or other transaction between the Trust and any of its Trustees or between the Trust and any other trust, corporation, firm or other entity in which any of its Trustees is a trustee or director or has a material financial interest.

ARTICLE IV

COMMITTEES

Section 1.  NUMBER, TENURE AND QUALIFICATIONS.  The Board of Trustees may appoint from among its members an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and other committees, composed of one or more Trustees, to serve at the pleasure of the Board of Trustees.  The exact composition of each committee, including the total number of trustees and the number of “Independent Trustees” on each such committee, shall at all times comply with the listing requirements and rules and regulations of The New York Stock Exchange, as modified or amended from time to time, and the rules and regulations of the Securities and Exchange Commission, as modified or amended from time to time.  For purposes of this Article IV, Section 1, “Independent Trustee” shall have the definition set forth in Section 303A of the New York Stock Exchange Listed Company Manual, as amended from time to time, or such superseding definition as is hereinafter promulgated by the New York Stock Exchange.

Section 2.  POWERS.  The Board of Trustees may delegate to committees appointed under Section 1 of this Article IV any of the powers of the Trustees, except as prohibited by law.

Section 3.  MEETINGS.  In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Trustee to act in the place of such absent member provided that such Trustee meets the requirements of such committee.  Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Trustees.  Each committee shall keep minutes of its proceedings and shall report the same to the Board of Trustees at the next succeeding meeting, and any action by the committee shall be subject to revision and alteration by the Board of Trustees, provided that no rights of third persons shall be affected by any such revision or alteration.

Section 4.  QUORUM.  A majority of the members of any committee shall constitute a quorum for the transaction of business at a committee meeting, and the act of a majority present shall be the act of such committee. The Board of Trustees, or the members of a committee to which such power has been duly delegated by the Board of Trustees, may designate a chairman of any committee, and such chairman or any two members of any committee may fix the time and place of its meetings unless the Board of Trustees shall otherwise provide.

Section 5.  TELEPHONE MEETINGS.  Members of a committee of the Board of Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 6.  INFORMAL ACTION BY COMMITTEES.  Any action required or permitted to be taken at any meeting of a committee of the Board of Trustees may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

Section 7.  VACANCIES, REMOVAL AND DISSOLUTION.  Subject to the provisions hereof, the Board of Trustees shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V

OFFICERS

Section 1.  GENERAL PROVISIONS.  The officers of the Trust shall include a president, a secretary and a treasurer and may include a chairman of the Board, a vice chairman of the Board, a chief executive officer, a chief operating officer, a chief financial officer, one or more vice presidents, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Trustees may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable.  The officers of the Trust shall be elected annually by the Board of Trustees at the first meeting of the Board of Trustees held after each annual meeting of shareholders, except that the chief executive officer or, in the event there is no chief executive officer, the president may appoint one or more vice presidents.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient.  Each officer shall hold office until his or her successor is elected and qualifies or until his or her death, resignation or removal in the manner hereinafter provided.  Any two or more offices except (1) president and vice president and (2) chief executive officer and vice president, may be held by the same person. In their discretion, the Trustees may leave unfilled any office. Election of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.

Section 2.  REMOVAL AND RESIGNATION.  Any officer or agent of the Trust may be removed by the Board of Trustees if in its judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Any officer of the Trust may resign at any time by giving written notice of his or her resignation to the Trustees, the chairman of the Board, the chief executive officer, the president or the secretary.  Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt.  The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.  Such resignation shall be without prejudice to the contract rights, if any, of the Trust.

Section 3.  VACANCIES.  A vacancy in any office may be filled by the Board of Trustees for the balance of the term.

Section 4.  CHIEF EXECUTIVE OFFICER.  The Board of Trustees may designate a chief executive officer.  The chief executive officer shall have responsibility for implementation of the policies of the Trust, as determined by the Board of Trustees, for the general management and administration of the business and affairs of the Trust, and for the supervision of other officers.  The chief executive officer may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Trustees or these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Trustees from time to time.  In the absence of the chairman of the Board or the vice chairman of the Board, if there be one, the chief executive officer shall preside over the meetings of the Board of Trustees and of the shareholders at which he or she shall be present.

Section 5.  CHIEF OPERATING OFFICER.  The Board of Trustees may designate a chief operating officer.  Said officer will have the responsibilities and duties as set forth by the Board of Trustees or the chief executive officer. In the absence of both the chief executive officer and president, or in the event of a vacancy in both offices, the chief operating officer shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to him or her by the chief executive officer or by the Board of Trustees.

Section 6.  CHIEF FINANCIAL OFFICER.  The Board of Trustees may designate a chief financial officer.  Said officer will have the responsibilities and duties as set forth by the Board of Trustees or the chief executive officer.

Section 7.  CHAIRMAN OF THE BOARD.  The chairman of the Board shall preside over the meetings of the Board of Trustees and of the shareholders at which he or she shall be present and shall in general oversee all of the business and affairs of the Trust.  The chairman of the Board may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed.  The chairman of the Board shall perform such other duties as may be assigned to him or her or such other officer or agent of the Trust by the Board of Trustees.

Section 8.  PRESIDENT.  In the absence of the chairman of the Board and the chief executive officer, the president shall preside over the meetings of the Board of Trustees and of the shareholders at which he or she shall be present.  In the absence of a designation of a chief executive officer by the Board of Trustees, the president shall be the chief executive officer.  The president may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Trustees or the chief executive officer from time to time.

Section 9.  VICE PRESIDENTS.  In the absence of each of the chief executive officer, the chief operating officer and the president, or in the event of a vacancy in all three offices, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to him or her by the chief executive officer or by the Board of Trustees.  The Board of Trustees may designate one or more vice presidents as executive vice president, as senior vice president or as vice president for particular areas of responsibility.  The chief executive officer or, in the event there is no chief executive officer, the president may designate one or more vice presidents as vice president for particular areas of responsibility.

Section 10.  SECRETARY.  The secretary shall (a) keep the minutes of the proceedings of the shareholders, the Board of Trustees and committees of the Board of Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the trust records and of the seal of the Trust; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) have general charge of the share transfer books of the Trust; and (f) in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or by the Board of Trustees.

Section 11.  TREASURER.  The treasurer shall have the custody of the funds and securities of the Trust and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Board of Trustees.

The treasurer shall disburse the funds of the Trust as may be ordered by the Board of Trustees, taking proper vouchers for such disbursements, and shall render to the chief executive officer and Board of Trustees, at the regular meetings of the Board of Trustees or whenever they may require it, an account of all his or her transactions as treasurer and of the financial condition of the Trust.

If required by the Board of Trustees, the treasurer shall give the Trust a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Trustees for the faithful performance of the duties of his or her office and for the restoration to the Trust, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his or her possession or under his or her control belonging to the Trust.

Section 12.  ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.  The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president, the chief executive officer or the Board of Trustees.  The assistant treasurers shall, if required by the Board of Trustees, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board of Trustees.

Section 13.  SALARIES.  The salaries and other compensation of the officers shall be fixed from time to time by the Board of Trustees or the chief executive officer, and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he or she is also a Trustee.

ARTICLE VI

CONTRACTS, CHECKS AND DEPOSITS

Section 1.  CONTRACTS.  The Board of Trustees may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances.  Any agreement, deed, mortgage, lease or other document executed by one or more of the Trustees or by an authorized person shall be valid and binding upon the Board of Trustees and upon the Trust.

Section 2.  CHECKS AND DRAFTS.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or agent of the Trust in such manner as shall from time to time be determined by the Board of Trustees.

Section 3.  DEPOSITS.  All funds of the Trust not otherwise employed shall be deposited from time to time to the credit of the Trust in such banks, trust companies or other depositories as the Board of Trustees may designate.

ARTICLE VII

SHARES

Section 1.  CERTIFICATES.  In the event that the Trust issues shares of beneficial interest evidenced by certificates, each shareholder shall be entitled to a certificate or certificates which shall evidence and certify the number of shares of each class of beneficial interests held by him or her in the Trust.  Each certificate shall be signed by the chief executive officer, the president, the chief operating officer or a vice president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the seal, if any, of the Trust.  The signatures may be either manual or facsimile.  Certificates shall be consecutively numbered; and if the Trust shall, from time to time, issue several classes of shares, each class may have its own number series.  A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.   Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Trust, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate.  In lieu of such statement or summary, the Trust may set forth upon the face or back of the certificate a statement that the Trust will furnish to any shareholder, upon request and without charge, a full statement of such information.

Section 2.  TRANSFERS.  Certificates shall be treated as negotiable and title thereto and to the shares they represent shall be transferred by delivery thereof to the same extent as those of a Maryland stock corporation.  Upon surrender to the Trust or the transfer agent of the Trust of a share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Trust shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

The Trust shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of beneficial interest of the Trust will be subject in all respects to the Declaration of Trust and all of the terms and conditions contained therein.

Section 3.  REPLACEMENT CERTIFICATE.  Any officer designated by the Board of Trustees may direct a new certificate to be issued in place of any certificate previously issued by the Trust alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed.  When authorizing the issuance of a new certificate, an officer designated by the Board of Trustees may, in his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner’s legal representative to advertise the same in such manner as he or she shall require and/or to give bond, with sufficient surety, to the Trust to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

Section 4.  CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.  The Board of Trustees may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose.  Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of shareholders not less than ten days, before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken.

In lieu of fixing a record date, the Board of Trustees may provide that the share transfer books shall be closed for a stated period but not longer than 20 days.  If the share transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days before the date of such meeting.

If no record date is fixed and the share transfer books are not closed for the determination of shareholders, (a) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meting, whichever is the closer date to the meeting; and (b) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Board of Trustees, declaring the dividend or allotment of rights, is adopted.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

Section 5.  SHARE LEDGER.  The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.

Section 6.  FRACTIONAL SHARES; ISSUANCE OF UNITS.  The Board of Trustees may issue fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as they may determine.  Notwithstanding any other provision of the Declaration of Trust or these Bylaws, the Board of Trustees may issue units consisting of different securities of the Trust.  Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Board of Trustees may provide that for a specified period securities of the Trust issued in such unit may be transferred to the books of the Trust only in such unit.

ARTICLE VIII

ACCOUNTING YEAR

The Board of Trustees shall have the power, from time to time, to fix the fiscal year of the Trust by a duly adopted resolution.

ARTICLE IX

DISTRIBUTIONS

Section 1.  AUTHORIZATION.  Dividends and other distributions upon the shares of beneficial interest of the Trust may be authorized and declared by the Board of Trustees, subject to the provisions of law and the Declaration of Trust.  Dividends and other distributions may be paid in cash, property or shares of the Trust, subject to the provisions of law and the Declaration of Trust.

Section 2.  CONTINGENCIES.  Before payment of any dividends or other distributions, there may be set aside out of any funds of the Trust available for dividends or other distributions such sum or sums as the Board of Trustees may from time to time, in their absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Trust or for such other purpose as the Board of Trustees shall determine to be in the best interest of the Trust, and the Board of Trustees may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X

SEAL

Section 1.  SEAL.  The Board of Trustees may authorize the adoption of a seal by the Trust.  The seal shall have inscribed thereon the name of the Trust and the year of its formation.  The Trustees may authorize one or more duplicate seals and provide for the custody thereof.

Section 2.  AFFIXING SEAL.  Whenever the Trust is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Trust.

ARTICLE XI

INDEMNIFICATION AND ADVANCE OF EXPENSES

To the maximum extent permitted by Maryland law in effect from time to time, the Trust shall indemnify (a) any Trustee or officer (including among the foregoing, for all purposes of this Article XI and without limitation, any individual who, while a Trustee or officer and at the express request of the Trust, serves or has served another real estate investment trust, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, shareholder, partner, manager or trustee of such real estate investment trust, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise) who has been successful, on the merits or otherwise, in the defense of a proceeding to which he or she was made a party by reason of service in such capacity, against reasonable expenses incurred by him or her in connection with the proceeding, and (b) any Trustee or officer or any former Trustee or officer against any claim or liability to which he or she may become subject by reason of such status unless it is established that (i) his or her act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he or she actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he or she had reasonable cause to believe that his or her act or omission was unlawful.  In addition, the Trust shall pay or reimburse, as incurred, in advance of final disposition of a proceeding, reasonable expenses incurred by a Trustee or officer or former Trustee or officer made a party to a proceeding by reason of such status, provided that the Trust shall have received (i) a written affirmation by the Trustee or officer of his or her good faith belief that he or she has met the applicable standard of conduct necessary for indemnification by the Trust as authorized by these Bylaws and (ii) a written undertaking by or on his or her behalf to repay the amount paid or reimbursed by the Trust if it shall ultimately be determined that the applicable standard of conduct was not met.  The Trust may, with the approval of its Board of Trustees, provide such indemnification or payment or reimbursement of expenses to any Trustee, officer or shareholder or any former Trustee, officer or shareholder who served a predecessor of the Trust and to any employee or agent of the Trust or a predecessor of the Trust.

Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Declaration of Trust or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of this Article with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

Any indemnification or payment or reimbursement of the expenses permitted by these Bylaws shall be furnished in accordance with the procedures provided for indemnification or payment or reimbursement of expenses, as the case may be, under Section 2-418 of the MGCL for directors of

Maryland corporations.  The Trust may provide to Trustees, officers, employees, agents and shareholders such other and further indemnification or payment or reimbursement of expenses, as the case may be, to the fullest extent permitted by the MGCL, as in effect from time to time, for directors of Maryland corporations.

ARTICLE XII

WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the Declaration of Trust or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute.  The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XIII

AMENDMENT OF BYLAWS

The Board of Trustees shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.